EXHIBIT 10.15

FY 2006 SurModics Bonus Plan-Executive Officers

I.  Consists of two parts

A.  Corporate objectives, and

B.	Business Unit or Department objectives

II.  Corporate Bonus Payout structure (stated as % of base salary)

CEO		FY 2006 Revenue
		Level I	Level II	Level III
FY	Level I	12%	16%	24%
2006	Level II	16%	28%	32%
EPS	Level III	24%	32%	40%

Senior Staff		FY 2006 Revenue
(excluding CEO)		Level I	Level II	Level III
FY	Level I	9%	12%	18%
2006	Level II	12%	21%	24%
EPS	Level III	18%	24%	30%

The Level I, Level II, and Level III performance levels are as set by the Organization & Compensation Committee for FY 2006.

III.  Business Unit or Department objectives

A.  Objectives identified by Senior Staff member and approved by CEO

B.  One objective for Business Units will be revenue

C.  All objectives must be detailed and measurable

IV.	No bonus payout unless both Revenue and EPS meet at least Level I corporate objective, whether or not Business Unit or Department objectives are met.

V.	Composition of Total Bonus Payout

1.   Senior Staff except CEO: 75% corporate + 25% Business Unit/Department

2.  CEO: will receive 100% corporate bonus only and no Business Unit/Department component

3.  Executive Chairman is not bonus eligible

Example:	If corporate Level II revenue and Level III EPS are met, then Senior Staff member gets 24% corporate bonus. If all Business Unit/Department goals are also met for such Senior Staff member, then that person gets an additional 8% bonus, for a total bonus payout of 32% (75% corporate, 25% Business Unit)